THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS NOTE REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT.

                                HEMOBIOTECH, INC.

                            UNSECURED PROMISSORY NOTE

$________                                                       October __, 2004
                                                                   Dallas, Texas

                  FOR VALUE RECEIVED, Hemobiotech, Inc., a Delaware corporation (the "Company" or "Hemobiotech") with its principal office at 2110 Research Row, Dallas, Texas, promises to pay to the order of _________________ (the "Payee" or the "Holder"), or registered assigns, the principal amount of _________________ Dollars ($______) and unpaid interest on the unpaid principal balance hereof accruing from the date of this Note at the rate of 10% per annum, on the earlier of (i) one year from the date of the final closing of the Offering or (ii) the date on which the Company consummates a financing ("Follow-On Financing") after the date hereof having gross proceeds of not less than $4,000,000 (the "Maturity Date"). Payments of principal and interest shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

                  This Note is being issued in connection with a private placement offering (the "Private Placement") by the Company of a minimum of $2,000,000 and a maximum of $3,500,000 (plus up to an additional $1,000,000) of Units, being sold only to accredited investors, as described in the Private Placement Offering Memorandum, dated as of August 20, 2004 (the "Memorandum"). This Note is identical to all other Notes issued in the Private Placement
(together, the "Notes"), except for the number of Note Shares issuable hereunder. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Subscription Agreement, dated as of the date hereof, by and between the holder of this Note and the Company, pursuant to which the holder of this Note has purchased this Note (the "Subscription Agreement"). This
Note is being issued PARI PASSU with the other Notes sold by the Company in the Private Placement.

         1.       TERMS OF REPAYMENT

                  1.1 All payments received on account of this Note shall be applied first to the payment of accrued interest on this Note and then to the reduction of the unpaid principal balance of this Note. Interest shall be computed on the basis of a year of 360 days, for the actual number of days elapsed. Unless previously converted in full in accordance with Section 2 hereof and so long as the Note Interest Shares (as defined below) are covered by an effective registration statement providing for the resale thereof, the accrued but unpaid interest on this Note may be paid, at the sole option of the Company, in cash or in shares (the "Note Interest Shares") of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), upon at least ten (10) days' prior written notice (the "Note Interest Share Notice"). In such event, the holder of this Note shall be entitled to receive that number of Note Interest Shares equal to
(i) the then-accrued but unpaid interest of this Note divided by the average closing bid price for the five (5) consecutive trading days ending not more than three (3) days prior to the date of such notice or (ii) if the Company has completed a Follow-On Financing, the then-accrued but unpaid interest of this Note divided by the Conversion Price then in effect as determined in accordance with Section 2 hereof. Once the Company has sent the Note Interest Share Notice, the holder of this Note shall no longer be entitled to convert the accrued but unpaid interest on this Note covered by the Note interest Share Notice.

                  1.2 If payment of the outstanding principal amount of this Note, together with accrued unpaid interest thereon at the applicable rate of interest (as set forth herein), is not made on the earlier to occur of (i) the Maturity Date (as such date may be extended pursuant to the extension options set forth in Section 3 hereof) and (ii) the Accelerated Maturity Date (as defined below), then interest shall accrue on the outstanding principal amount due under this Note and on any unpaid accrued interest due on this date of the payment in full of such amounts (including from and after the date of the entry of judgment in favor of the Holder in an action to collect this Note) at an annual rate equal to the lesser of twelve percent (12%) or the maximum rate of interest permitted by applicable law.

                  1.3 Notwithstanding anything to the contrary contained in this Note, the Company shall not be obligated to pay, and the Holder shall not be entitled to charge, collect, or receive, interest in excess of the maximum rate allowed by applicable law. During any period of time in which the interest rate specified herein exceeds such maximum rate, any amounts of interest collected by the Holder in excess of such maximum rate shall be deemed to apply to principal and all payments of interest and principal shall be recalculated to allow for such characterization.

                  1.4 In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of Delaware, the time for payment of such amount shall be extended to the next succeeding business day and interest shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

         2.       CONVERSION RIGHTS

                  2.1 Subject to Section 1.1 hereof, the Holder shall have the right prior to the date on which this Note is paid in full, to convert at any time, or from time to time, any part of the outstanding principal amount and accrued but unpaid interest of this Note into fully paid and non-assessable shares of the Common Stock or other securities as may be issued in the Follow-On Financing (the "Conversion Shares" and together with the Note Interest Shares, the "Note Shares"), of Hemobiotech (the "Conversion Rights") at the Conversion Price (as defined below) determined as provided in this Section 2.3. Promptly after the surrender of this Note, accompanied by a Notice of Conversion of Convertible Note in the form attached hereto as EXHIBIT A, properly completed and duly executed by the Holder (a "Conversion Notice"), Hemobiotech shall issue and deliver to or upon the order of the Holder that number of shares of Common Stock (or other securities) for the balance of this Note converted as shall be determined in accordance herewith.

                  2.2 The number of Conversion Shares to be issued upon each conversion of this Note shall be determined by dividing (i) the amount of principal and accrued but unpaid interest of this Note to be converted by (ii) the Conversion Price in effect on the date the Conversion Notice is delivered to Hemobiotech by the Holder.

                  2.3 CONVERSION PRICE. The conversion price shall be equal to the issue price of the Common Stock or other securities issued by the Company in the Follow-On Financing, subject to adjustment from time to time upon the happening of certain events (as adjusted, the "Conversion Price") as set forth below.

                  2.4 SUBDIVISION. If Hemobiotech, at any time while this Note remains outstanding, shall (i) subdivide the Common Stock (or effect a similar transaction), the Conversion Price shall be proportionately reduced or (ii) effect a reverse stock split or similar transaction, the Conversion Price shall be proportionately increased, as the case may be, as of the effective date of such subdivision, reverse stock split or similar transaction, or, if Hemobiotech shall take a record of holders of its Common Stock for the purpose of any such transaction, as of such record date, whichever is earlier (provided if such transaction does not actually occur, such adjustment shall not be made).

                  2.5 STOCK  DIVIDENDS.  If Hemobiotech,  at any time while this
Note is outstanding, shall pay a dividend in shares of, or make other distribution of shares of, the Common Stock, then the Conversion Price shall be adjusted, as of the date Hemobiotech shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Conversion Price in effect immediately prior to such payment or other distribution by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

                  2.6 RECLASSIFICATION, CONSOLIDATION OR MERGER. At any time while this Note remains outstanding, in case of any reclassification or change of Common Stock (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of Common Stock) or in case of any consolidation or merger of Hemobiotech with or into another corporation (other than a merger with another corporation in which Hemobiotech is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination Common
Stock), or in the case of any sale or transfer to another corporation of the property of Hemobiotech as an entirety or substantially as an entirety, Hemobiotech, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute new notes providing that the holders of the Notes shall have the right to exercise such new notes (upon terms not less favorable to the holders than those then applicable to the Notes) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of the Notes, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, sale or transfer by the Holder of one share of Common Stock issuable upon exercise of the Notes had the Notes been converted immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such new Notes shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The provisions of this Section 2.6 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

                  2.7 METHOD OF CONVERSION. Except as otherwise provided in this Note or agreed to by the Holder, this Note may be converted by the Holder in whole at any time or in part (provided such partial conversion is at least $25,000) from time to time by (i) submitting to Hemobiotech a Conversion Notice (by facsimile dispatched on the Conversion Date and confirmed by U.S. mail or overnight mail service sent within two business days thereafter) and (ii) surrendering this Note with the mailed confirmation of the Conversion Notice at the principal office of Hemobiotech. Upon partial exercise of the Conversion Rights, a new note containing the same date and provisions as this Note shall be issued by Hemobiotech to the Holder for the balance due hereunder which shall not have been converted.

                  2.8 RESTRICTIONS ON SHARES. This Note has been issued by the Company pursuant to the exemption from registration under the Securities Act of 1933 (the "Act"). The shares of Common Stock issuable upon conversion of this Note may not be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or
(ii) Hemobiotech shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to Hemobiotech) to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate for shares of Common Stock issuable upon conversion of this Note that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon conversion of this Note, Hemobiotech shall remove the foregoing legend from the certificate or issue to such Holder a new certificate therefor free of any transfer legend, if (x) (i) with such request, Hemobiotech shall have received an opinion of counsel, reasonably satisfactory to the Maker in form, substance and scope, to the effect that any such legend may be removed from such certificate or (ii) a registration statement under the Act covering such securities is in effect and (y) removal of the legend is not otherwise in contravention of any terms of the Subscription Agreement.

                  2.9 REGISTRATION RIGHTS. The Holder of this Note is entitled to registration rights as provided for in the Registration Rights Agreement entered into as of the date hereof between the Company and Meyers Associates, L.P., as agent on behalf of the original Holder of this Note ("Meyers").

                  2.10 MARKET STAND-OFF. Notwithstanding anything to the contrary contained herein, to the extent the Company consummates an initial public offering prior to effective date of the registration statement required to be filed under the Registration Rights Agreement described in Section 2.9 hereof, the holder of this Note or any Note Shares issued upon partial payment and/or conversion of this Note shall not be entitled to sell any part of this Note or Note Shares within the nine (9)-month period immediately following the consummation of the Company's initial public offering (if so requested by the underwriter involved in such initial public offering), provided that all officers and directors of the Company and Meyers are similarly bound.

         3. COVENANTS. The Company covenants and agrees that for so long as any portion of the indebtedness evidenced by this Note, whether principal, accrued and unpaid interest or any other amount at any time due hereunder, remains unpaid:

                  3.1 NEGATIVE COVENANTS. The Company will not, without the prior written consent of Meyers, as agent on behalf of the original Holder of this Note:

                  (a) Make any loan or advance to any person who is or hereafter becomes an officer, director or shareholder of the Company or any affiliate of any such person, other than for reasonable advances for expenses to be incurred by officers, directors, employees and consultants of the Company in the ordinary course of the business of the Company.

                  (b) Purchase or otherwise redeem any Common Stock or other equity securities of the Company (other than the Warrants contained in the Units) or declare or pay any dividends in cash or other assets on any of its Common Stock or other equity securities.

                  (c) Issue, create, incur, assume, permit, guarantee or suffer to exist any indebtedness or other obligations for money borrowed, except for
(i) indebtedness under the Notes and any extension, renewal or refinancing thereof, (ii) indebtedness under any notes that may be issued in connection with the Follow-On Offering; (iii) trade indebtedness incurred in the ordinary course of business; (iv) indebtedness incurred with any banking or other financial institution; and (v) indebtedness or other obligations for money borrowed which are subordinate in all respects to the Notes; PROVIDED, HOWEVER, that the restrictions contained in (v) above shall not be applicable if the aggregate outstanding principal amount of such other indebtedness or other obligations for money borrowed is less than Four Million Dollars ($4,000,000) (together, the "Permitted Indebtedness").

                  (d) (i) Amend the certificate or articles of incorporation or by-laws of Hemobiotech in any manner which would impair or reduce the rights of the holders of the Notes, (ii) effect a merger or consolidation in which the Company is not the surviving entity unless the Notes are expressly assumed by the surviving entity, or (iii) liquidate, wind up its affairs or dissolve.

                  (d) Directly or indirectly, enter into any transaction with or for the benefit of an affiliate (other than the reasonable compensation of an affiliate for services as an officer, director, employee or consultant).

                  3.2      AFFIRMATIVE COVENANTS.  The Company will:

                  (a) Pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, upon its income and profits or upon any of its assets, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof, provided, however, that the Company will not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as (i) the validity, applicability and/or the amount thereof shall be contested in good faith by appropriate proceedings, (ii) at all times after the completion of the Maximum Offering, the Company, shall have set aside on its books adequate reserves in accordance with GAAP with respect to any such tax, assessment, charge, levy or claim so contested, and
(iii) enforcement of any lien on any assets of the Company associated with any such taxes, assessments, charges, levies or claims shall have been effectively stayed or fully bonded pending the final determination of any such proceedings.

                  (b) Do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and to comply in all material respects with all laws, regulations and orders of each governmental authority having jurisdiction over the Company.

                  (c) After such time as the Company has completed the Maximum Offering and at all times thereafter, maintain true and complete records and books of account in which all of the financial transactions of the Company are duly recorded in conformance with GAAP.

                  (d) At all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon conversion of this Note or payment of accrued but unpaid interest on this Note in Note Interest Shares, such number of shares of Common Stock as shall be issuable upon such event.

                  (e) Take all action which may be necessary or expedient to assure that, upon conversion of this Note or payment of the accrued but unpaid interest on this Note in Note Interest Shares, all Conversion Shares and/or Note Interest Shares issuable upon such event will be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

                  (f) Use the proceeds from the sale of the Notes primarily as disclosed in the Memorandum.

                  (g) Permit Meyers, as agent for the Holder, to visit and inspect any of the properties of the Company to examine the books of account of the Company (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Company with, and to be advised as to the same by, its and their officers, upon at least two (2) business days' prior written notice; provided, however, that Meyers shall not be entitled to make any such inspection or examination more than twice in any fiscal year of the Company; provided, further, however, that the costs associates with any such inspection or examination in excess of $1,000 shall be borne by Meyers.

                  (h) Comply in all material respects with (i) the applicable laws and regulations wherever its business is conducted, (ii) the provisions of its charter documents and by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders and judgments.

         4. EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") shall occur:

                  4.1 The Company fails to pay the principal of, any installment of interest accrued on, or any other amount at anytime owing under, this Note, as and when the same becomes due and payable hereunder, and such default has not been cured within ten (10) business days after the occurrence of such default; or

                  4.2 Hemobiotech defaults in the due observance or performance of or breach any of its covenants contained in this Note (other than a default involving the payment of money due under this Note) and such default has not been cured within ten (10) business days after the occurrence of such default; or

                  4.3 The Company or any Subsidiary thereof shall (i) becomes insolvent, (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee or similar official of or for itself or of or for all or a substantial part of its property, (iii) make an assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code, as now or hereafter in effect (the "Code"), (v) file a petition seeking to take advantage of any other bankruptcy, insolvency, moratorium, reorganization or other similar law of any jurisdiction ("Other Laws"), (vi) acquiesce as to, or fail to controvert in a timely or appropriate manner, an involuntary case filed against the Company or such Subsidiary under the Code, or
(vii) take any corporate action in furtherance of any of the foregoing and any such action has not been withdrawn within ninety (90) days after the commencement thereof; or

                  4.4 A proceeding or involuntary case shall be commenced, without the application or consent of the Company or any Subsidiary thereof, in any court of competent jurisdiction (i) under the Code, (ii) seeking liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts under any Other Laws, or (iii) seeking the appointment of a trustee, receiver or similar official for it or for all or any substantial part of its assets, and any such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of ninety (90) days; or

                  4.5 A final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Company or any Subsidiary thereof, and the Company or such Subsidiary shall not discharge the same, or procure a stay of execution thereof within thirty (30) days from the date of entry thereof and within such thirty (30) day period or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment, together with all other judgments against the Company (including all subsidiaries), shall exceed in the aggregate $300,000 in excess of any insurance as to the subject matter of such judgments, as to which coverage has not been declined or the underlying claim rejected by the applicable insurer; or

                  4.6 The liquidation or dissolution of the Company or any Subsidiary thereof or any vote in favor thereof by the board of directors and shareholders of the Company that has not been withdrawn or revoked within thirty
(30) days after such vote; or

                  4.7 The Company or any Subsidiary thereof defaults in the payment when due of the principal of, interest on, or any other liability on account of, any indebtedness of the Company or such Subsidiary (other than with respect to any Permitted Indebtedness) having an unpaid principal amount in excess of $1,000,000, which causes the maturity of such indebtedness to be accelerated or permits the holder or holders of such indebtedness to declare the same to be due prior to the stated maturity thereof, and such default has not been cured within fifteen (15) business days after the occurrence of such default; provided, however, that it shall not be deemed an Event of Default under this Section 4.7 if the reason for the Company or any Subsidiary to make such payment when due is due to the fact that such payment or indebtedness is being disputed in good faith by the Company or such Subsidiary; or

                  4.8 Any representation, warranty or statement of fact made by the Company in the Notes, or in any certificate or audited financial statement delivered by the Company to the Holder or Meyers at any time proves to be false or misleading in any material respect when made or deemed made by the Company; or

                  4.9 The Company or any of its Subsidiaries sells all or substantially all of its assets or merges or is consolidated with another corporation in which the Company or such Subsidiary, as the case may be, is not the surviving corporation, and the Notes have not been expressly assumed by the surviving entity;

then, and in any such event the Holder of this Note may by written notice to the Company declare the entire unpaid principal amount of this Note outstanding together with accrued interest thereon due and payable, and the same shall, unless such default be cured within the applicable cure period, forthwith become due and payable upon the expiration of such applicable cure period, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived.

                  As used in this Note, "Accelerated Maturity Date" means any date prior to the Maturity Date on which the principal of and any accrued and unpaid interest on this Note is declared to be, or becomes, due pursuant to this
Section 4.

         5. SUITS FOR ENFORCEMENT AND REMEDIES. If any one or more Events of Default shall occur, the Holder may proceed to (i) protect and enforce Holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right of the Holder. No right or remedy herein or in any other agreement or instrument conferred upon the Holder of this Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         6. RESTRICTION ON TRANSFER. This Note has been acquired for investment and has not been registered under the securities laws of the United States of America or any state thereof. Accordingly, neither this Note nor any interest therein may be offered for sale, sold or transferred in the absence of registration and qualification of this Note under applicable federal and state securities laws or an opinion of counsel of the Holder reasonably satisfactory to the Company that such registration and qualification are not required.

         7. PREPAYMENT. The principal of and accrued interest on this Note may be prepaid in full at any time without premium or penalty.

         8. HOLDER DEEMED OWNER. The Company may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Company, for the purpose of receiving payment hereof or thereof or on account hereof and for all other purposes) and the Company shall not be affected by notice to the contrary.

         9. CORPORATE OBLIGATION. It is expressly understood that this Note is solely a corporate obligation of the Company, and that any and all personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every promoter, subscriber, incorporator, shareholder, officer, or director, as such, are hereby expressly waived and released by the Holder hereof by the acceptance of this Note and as a part of the consideration for the issue hereof.

         10. MISCELLANEOUS

                  10.1 The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. No provision of this Note shall alter or impair the obligations of the Company hereby.

                  10.2 If, following the occurrence of an Event of Default, the Holder of this Note shall seek to enforce the collection of any amount of principal and/or accrued interest on this Note, there shall be immediately due and payable by the Company, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by the Holder of this Note in connection therewith, not to exceed an aggregate of $10,000 per instance and which costs and expenses shall include, without limitation, reasonable attorneys' fees and disbursements.

                  10.3 No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any Default, nor shall any single or

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

partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

                  10.4 This Note may not be modified or discharged (other than by payment), except by a writing duly executed by the Company and Holder.

                  10.5 The headings of various sections and subsections of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

                  10.6 All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party, sent by telecopier (with the original timely mailed), or sent by registered, certified or express mail, return receipt requested, to such party at its address set forth below:

                  If to the Company, to:

                  Hemobiotech, Inc.
                  2110 Research Row
                  Dallas, TX 75235
                  Telecopier No.: (469) 585-7613
                  Attention:  Mr. Arthur Bollon

                  with a copy to:

                  Robert Cohen, Esq.
                  Greenberg Traurig, LLP
                  200 Park Avenue
                  New York, New York 10166
                  Telecopier No.:    (212) 801-6400

                  If to the Payee, to:

                  --------------------
                  --------------------
                  --------------------

                  with a copy to:

                  Meyers Associates, L.P.
                  45 Broadway, 2nd Floor
                  New York, New York 10006
                  Telecopier:  (212)
                  Attention: President

or hereafter given to the other party hereto pursuant to the provisions of this Note.

                  10.7 The Company may not delegate its obligations under this Note and such attempted delegations shall be null and void. The Holder may not assign, pledge or otherwise transfer this Note without the prior written consent of the Company (which consent shall not be unreasonably withheld except in such instance where the proposed assignee or transferee is a direct or indirect

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

competitor or owns any interest in any business that competes, directly or indirectly, with the Company). This Note inures to the benefit of Payee, its successors and its assignee of this Note and binds the Company, and its successors and assigns, and the terms "Payee" and "the Company" whenever occurring herein shall be deemed and construed to include such respective successors and assigns. Any assignment or transfer made in violation of this
Section 10.7 shall be void AB INITIO.

                  10.8 This Note shall continue to be effective or be reinstated, as the case may be, if at any time any payment made pursuant to it is rescinded or must otherwise be returned by the Holder upon bankruptcy or reorganization or otherwise of the Company, all as though such payment had not been made.

                  10.9 THE COMPANY AND THE HOLDER EACH (I) AGREES THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED EXCLUSIVELY IN THE APPROPRIATE STATE COURT COUNTY OF NEW YORK, NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, (II) WAIVES ANY OBJECTION WHICH THE COMPANY MAY HAVE NOW OR HEREAFTER BASED UPON FORUM NON CONVENIENS OR TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND
(III) IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE COURT, COUNTY OF NEW YORK, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY AND THE HOLDER EACH FURTHER AGREES TO ACCEPT AND ACKNOWLEDGE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE COURT, COUNTY OF NEW YORK, NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND AGREES THAT SERVICE OF PROCESS UPON THE COMPANY OR THE HOLDER, MAILED BY CERTIFIED MAIL TO THEIR RESPECTIVE ADDRESSES, SUCH SERVICE TO BECOME EFFECTIVE THREE BUSINESS DAYS AFTER SUCH MAILING, WILL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE COMPANY OR THE HOLDER, AS THE CASE MAY BE, IN ANY SUIT, ACTION OR PROCEEDING. FURTHER, BOTH THE COMPANY AND THE HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSSCLAIM ASSERTED IN ANY SUCH ACTION.

                  10.10 This Note shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of law, and cannot be changed, discharged or terminated orally but only by an instrument in writing signed by the party against whom enforcement of any change, discharge or termination is sought.

                  10.11 Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like date and tenor, in lieu hereof.

                  10.12 The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. No provision of this Note shall alter or impair the obligations of the Company hereby.

                  10.13 No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any Event of Default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

PAYOR:

HEMOBIOTECH, INC.


By:      __________________________________________________
         Arthur Bollon, President & Chief Executive Officer

                                    EXHIBIT A

                            FORM OF CONVERSION NOTICE



TO:  HEMOBIOTECH, INC.

       The undersigned owner of the Unsecured Promissory Note, dated ___________ (the "Note"), issued by Hemobiotech, Inc. (the "Maker") hereby irrevocably exercises the option to exchange $_______________ of the outstanding principal amount and accrued but unpaid interest of the Note into Common Stock or such other securities as may be issued in the Follow-On Financing (as defined in the Note) (in either case, the "Shares"). The undersigned directs that the Shares and certificates therefor (to the extent that certificates evidencing the Shares are then being issued by the Maker) deliverable upon the exchange, be issued in the name of and delivered, if appropriate, to the undersigned unless a different name has been indicated below.

Dated:   _____________________

                         Signature: _______________________




Please issue the Shares
to the following individual or entity, if different from above:

Name:    ___________________________
Address:      ___________________________
              ___________________________
              ___________________________
              ___________________________
              (including zip code)

Social Security Number
or PIN Number:    ___________________________

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